The parties to this agreement are TriStar Pictures, Inc. , a Delaware corporation ("TriStar"), and Delphi Film Associates III, a New York limited partnership (the "Seller"). TriStar, as successor in interest to TriStar Pictures, a joint venture, and the Seller are joint venturers in Tri-Star-Delphi III Productions, a joint venture organized under New York law (the "Joint Venture") pursuant to a Joint Venture Agreement dated as of January 13, 1984, as amended (the "Joint Venture Agreement"). TriStar desires to purchase (in such capacity, the "Purchaser") from the Seller, and the Seller desires to sell to TriStar all of Seller's right, title and interest in and to the Interest (as hereinafter defined), subject to the terms and provisions of this Agreement.

     It is therefore agreed as follows:

          1.Sale.

          For and in consideration of the Purchase Price (as hereinafter defined) and upon the execution and delivery of this Agreement by TriStar, the Seller does hereby sell, transfer, set over and assign to TriStar all of the Seller's right, title and ownership interest in and to the Films set forth on Schedule 1 hereto (collectively, the "Films"), all of which are owned through the Joint Venture, and the Seller's interests in the Joint Venture (hereinafter referred to collectively as the "Interest"). Concurrently with the execution and delivery of this Agreement by TriStar and the Seller, the Seller shall execute and deliver to TriStar (a) an Assignment of Joint Venture Interest with respect to its interest in the Joint Venture in the form of Exhibit A attached hereto, and (b) as a joint venturer in the Joint Venture, a Bill of Sale and a Copyright Assignment in the forms of Exhibit B and Exhibit C, respectively, attached hereto.

          2.Termination of Distribution Agreements.

          Effective as of the date hereof upon payment by TriStar and receipt by the Seller of the Purchase Price (as hereinafter defined), the Distribution Agreement dated as of January 13, 1984, (such agreement, as amended, being the "Distribution Agreement") between TriStar and the Joint Venture, relating to the Films shall automatically terminate without any further action on the part of either party hereto or the Joint Venture. Notwithstanding the foregoing, the provisions of Article XXI of the Distribution Agreement shall survive such termination.


                                1
          3.Termination of Joint Venture.

          Effective as of the date hereof upon payment by TriStar and receipt by the Seller of the Purchase Price (as hereinafter defined) and the delivery of the Assignment of Joint Venture Interest in the form of Exhibit A attached hereto, without any further action by the parties, the Joint Venture shall terminate and all right, title and interest in and to the assets of the Joint Venture and all obligations (other than obligations incurred by Seller on behalf of the Joint Venture outside of the scope of Seller's authority) of the Joint Venture shall inure to TriStar as successor in interest.

          4.Purchase Price.

          Within two business days of the execution and delivery of this Agreement by TriStar and the Seller, TriStar shall pay to the Seller, as the purchase price for the Interest, $1,200,000 (the "Purchase Price"), which shall be paid, without deduction or setoff, by wire transfer of immediately available funds to the account of the Seller as set forth on Schedule 2 hereto. The parties hereto acknowledge and agree that, subject to the terms of this Agreement, (i) the Purchase Price constitutes full satisfaction and settlement for the purchase of the Interest and, in addition, of any and all amounts payable by TriStar to the Seller or the Joint Venture, and any amounts payable by Seller to TriStar or the Joint Venture, in each case with respect to the distribution and exploitation of the Films under the terms of the Joint Venture Agreement, the Distribution Agreement and the other agreements and instruments entered into in connection with the production, distribution and exploitation of the Films as contemplated by the Seller's Prospectus dated January 30, 1984, as such agreements, as amended, modified or supplemented, have been entered into (the "Subject Agreements"), and (III) upon receipt of the Purchase Price by the Seller, TriStar shall have no further liability or obligation to the Seller and Seller shall have no further liability or obligation to TriStar or the Joint Venture for the purchase of the Interest or the Films, or for payments arising under the Subject Agreements with respect to the distribution and exploitation of the Films, except that notwithstanding the foregoing, the indemnities granted in the Subject Agreements set forth in Schedule 3 hereto shall survive.

          5.Representations and Warranties of the Seller.

     The Seller represents and warrants to TriStar that (a) the Seller is the owner of the Interest free and clear of all mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever; (b) the Seller has not assigned or transferred to any other person, firm, corporation, trust or other entity in any manner, including by way of subrogation or operation of law or otherwise, all or any portion of any claim, demand, right (including a right to receive any payment, whether in respect of a participation interest or otherwise), action or cause of action that it had, has or might have arising under or in respect of the Interest, the Films, the Subject Agreements or the business or operations of the Joint Venture; and (c) to the best of Seller's knowledge, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Joint Venture, Seller or the Seller's general partner, under or in connection with the Interest, the Joint Venture, the Subject Agreements, the business or operations of the Joint Venture or the transactions contemplated hereby.

          6.Representations and Warranties of TriStar.

          TriStar hereby represents and warrants to the Seller that no material books or records of TriStar or its affiliates related to the computation of costs of the Films or Seller's share of the revenues derived from the exhibition, distribution and other exploitation of the Films have been withheld by TriStar from Seller or any agent or representative of Seller (including without limitation, Magera Management Corporation) with respect to the distribution and production audits heretofore performed by or on behalf of the Seller. Seller acknowledges that it has been given the opportunity to audit the books and records of TriStar and its affiliates related to the production and distribution of the Films and agrees that unless Seller has a reasonable basis to believe that the foregoing representation is untrue, Seller shall have no further right to audit any such books or records. The Seller represents and warrants to TriStar that neither the Seller nor any of its directors, officers, employees, affiliates, agents or representatives (including, without limitation, Magera Management Corporation) is presently aware of any breach of the foregoing representation and warranty of TriStar.

          7.Additional Representations and Warranties of the Parties.

          Each of TriStar and the Seller represents and warrants to the other that (a) it has the right, power and authority to execute, deliver and perform this Agreement; (b) this Agreement and each other agreement entered into in connection herewith to which it is a party have been duly and validly authorized, executed and delivered by it and each such agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such rights may be limited by bankruptcy, insolvency and other laws effecting creditors' rights generally and by equitable principles; (c) no consent by any third party (including, without limitation, in the case of the Seller, the limited partners of the Seller) is required in connection with its execution, delivery and performance of this Agreement and such agreements referred to in clause (b) above; and (d) it has made its own business determination and judgment regarding the purchase and sale of the Interest for the Purchase Price pursuant to this Agreement and that it is not relying upon any representation or warranty by the other party in connection therewith or otherwise with respect to the Interest or the Films, except as expressly set forth herein.

          8.Further Assurances.

               (a) The Seller agrees, after the date hereof, to take all further actions which are reasonably requested by TriStar in connection with the sale and transfer of the Interest to TriStar to carry out the terms of this Agreement; provided that the Seller shall not be required to incur any out-of-pocket cost or expense in connection with any such action unless TriStar agrees to reimburse the Seller for such cost or expense.

               (b) TriStar agrees, after the date hereof, to take all actions (i) necessary or appropriate for TriStar as purchaser or for the Joint Venture or TriStar as a joint venturer in the Joint Venture to evidence the transactions effected hereby, including, without limitation, any filings with governmental authorities, and to bear the costs of any such actions or (III) reasonably requested by Seller in connection with the sale and transfer effected by this Agreement, at the cost and expense of Seller; provided that the foregoing shall in no event impose on TriStar any obligations or liabilities under the federal or state securities laws with respect to filings thereunder required to be made by Seller.

          9.Records.

          For a period of seven (7) years following the date of this Agreement, each of TriStar and the Seller agree for the benefit of the other, upon reasonable prior notice and during regular business hours, to make its business records relating to the Interest and the Films, and those business records, if any, in its possession relating to the 1986 limited partner consent solicitation and subsequent reorganization of the Seller, available to the other (subject to any applicable confidentiality obligations to which either party may be subject) for purposes of any tax audit and/or litigation.

          10.Indemnification.

               (a) Each party (for purposes of this Section 10 each an "Indemnifying Party") shall indemnify and hold harmless the other party and its respective subsidiaries, affiliates, shareholders, partners and agents (including but not limited to Magera Management Corporation) and the respective shareholders, partners, officers, directors and employees of each of them (each an "Indemnified Party") against any and all claims, damages, judgements, losses, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred in connection with investigating, preparing to defend or defending against any action, suit or proceeding threatened or commenced), penalties and liabilities of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party directly or indirectly, relating to or arising out of, a breach of any of the covenants, agreements, representations or warranties contained in this Agreement by such Indemnifying Party or in any certificate or other document executed and delivered by such Indemnifying Party pursuant to this Agreement or at the closing of the sale transaction contemplated by this Agreement.

               (b) All rights and remedies conferred by this Agreement to an Indemnified Party shall be cumulative and shall not interfere with or prevent the exercise of any other right or remedy which may be available to such Indemnified Party hereunder or otherwise under law or in equity. Any Indemnified Party shall promptly notify the Indemnifying Party of any claim, demand, suit or proceeding with respect to which it seeks indemnification (provided that the failure to give such prompt notice shall not affect the obligation of the Indemnifying Party unless the failure to give the notice materially and adversely affects its interest) and the Indemnifying Party shall at all times have the right to defend, settle or compromise such claim, demand, suit or proceeding with counsel of its own choosing and in such manner as it may deem advisable; provided, however, that an Indemnifying Party may not settle any such claim, demand, suit or proceeding which in any way would affect the rights, interest or reputation of an Indemnified Party without the prior written consent of such Indemnified Party. If the Indemnifying Party shall elect to control such defense, the Indemnified Party shall have the right to engage separate counsel of its choice and participate in the defense, negotiation or settlement of such action or proceeding but shall bear the fees and expenses of such separate counsel retained by it and the Indemnified Party shall cooperate in the defense of any such claim, demand, action or other proceeding at no cost or charge to the Indemnifying Party other than for the other party's reasonable out-of-pocket expenses for performing such acts as the Indemnifying Party shall request. If the Indemnifying Party shall fail to appoint counsel on a timely basis and undertake such defense, the Indemnified Party may engage its own counsel, and the reasonable charges made in connection therewith shall be paid by the Indemnifying Party.
The parties' rights, powers and remedies set forth herein shall be in addition to, and not in lieu of, any rights, powers and remedies hereunder at law or in equity, by statute or otherwise.

          11.Location of Transfer.

          The parties agree that the transfer of the Interest shall occur in California.

          12.Revocation of Empowerment to Appear in Suits.

          The parties agree that to the extent that TriStar heretofore empowered the Seller to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning all copyrights in the Films and all renewals of these copyrights, or concerning any infringement of any of these copyrights or renewals, or interference with any of the rights granted under these copyrights or renewals, such empowerment is hereby revoked and terminated effective immediately.

          13.Miscellaneous.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, and may not be amended, changed or terminated, except by an instrument in writing signed by each of the parties hereto.

               (b) All communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or sent by overnight courier or mailed by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is directed (or to such other address as a party may have specified by written notice to the other party):


               If to the Seller, to it at:

               Delphi Film Associates III
               World Financial Center
               North Tower -27th Floor
               New York, New York  10281-1327
               Attention:  Kevin K. Albert

               with a copy to:

               Magera Management Corporation
               666 Third Avenue
               New York, New York  10017
               Attention:  Richard M. Mason

               If  to TriStar, to it at:

               TriStar Pictures, Inc.
               c/o Sony Pictures Entertainment Inc.
               10202 West Washington Boulevard
               Culver City, CA  90232-3195
               Attention:  Ronald N. Jacobi
                                 General Counsel


               with a copy to:

               TriStar Pictures, Inc.
               c/o Sony Pictures Entertainment Inc.
               10202 West Washington Boulevard
               Culver City, CA  90232-3195
               Attention:  Edgar H. Howells, Jr.
                                 Chief Financial Officer

               (c) This Agreement is being entered into by Seller in its individual capacity and, as to Section 3 hereof, as a joint venturer in the Joint Venture. This Agreement is being entered into by TriStar in its individual capacity, as Purchaser, and, as to Section 2 hereof as a party to the Distribution Agreement and as a joint venturer in the Joint Venture, and as to
Section 3 hereof, as a joint venturer in the Joint Venture. This Agreement is further entered into by Seller and TriStar, as to
Section 4 in their respective capacities as parties to or beneficiaries of interests in the Subject Agreements.

               (d) This Agreement together with the Exhibits and Schedules attached hereto sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings with respect to such subject matter (whether written or oral) all of which are merged herein.

               (e) This Agreement may be entered into in one or more counterparts, each of which together shall constitute one agreement.

                              DELPHI FILM ASSOCIATES III
                              By:  The Delphi Group
                                   General Partner
                              By:  ML Film Entertainment Inc.
                                   Managing Partner


                              By: /s/ Steven N.
Baumgarten
                                   Name:  Steven N. Baumgarten
                                   Title:    Vice President

                              TRISTAR PICTURES, INC.


                              By:   /s/ Edgar H. Howells,
Jr.
                                   Name: Edgar H. Howells, Jr.
                                   Title:   Executive Vice
President


The undersigned hereby waives
any rights it has to purchase
the Interest pursuant to
Section 10.4 of the Amended
Agreement of Limited
Partnership of Delphi Film
Associates III, as amended,
or pursuant to any right of first
offer or right of first refusal
that it may otherwise have

COLUMBIA PICTURES INDUSTRIES, INC.



By:    /s/ Jack
McBride
     Name:  Jack McBride
     Title:    Assistant Secretary
                                                       SCHEDULE 1

                   PURCHASE AND SALE AGREEMENT

                       SCHEDULE OF FILMS


The Evil That Men Do
Where The Boys Are
The Natural
The Muppets Take Manhattan
Places In The Heart
Lovelines
Songwriter
Blame It On The Night
Birdy
Runaway
Berry Gordy's The Last Dragon
Alamo Bay
Little Treasure
Rambo: First Blood Part II
Private Resort
Lifeforce
Legend of Billie Jean
Real Genius
My Man Adam
Santa Claus: The Movie
Iron Eagle
Labyrinth
Nothing In Common
Let's Get Harry
The Principal
Suspect
Rambo III

                                                       SCHEDULE 2


                      FUNDING INSTRUCTIONS


Amounts payable to Delphi Film Associates III (the "Seller") pursuant to the Purchase and Sale Agreement dated as of December
20, 1996 between the Seller and TriStar Pictures, Inc. shall be paid to the account of the Seller, as follows:


     Delphi Film Associates III
     Chase Manhattan Bank, NY, NY
     ABA#:  021000021
     Receipts Account
     #004063147
                                                       SCHEDULE 3

             SCHEDULE OF INDEMNIFICATION PROVISIONS


-    Joint Venture Agreement dated as of January 13, 1984 between
     TriStar Pictures, Inc. (as successor in interest to TriStar
     Pictures, a joint venture)("TriStar") and Delphi Film
     Associates III ("Delphi")(Sections 25 and 28).

-    Distribution Agreement dated as of January 13, 1984 between
     TriStar and Tri-Star-Delphi III Productions (Article XXI).

- Production Services Agreement dated as of January 13, 1984 among TriStar, Tri-Star-Delphi II Productions and Tri-Star-
     Delphi III Productions (Sections 11 and 13) with respect to
     "Places in the Heart" a/k/a/ "The Texas Picture".

- Production Services Agreement dated as of January 13, 1984 among TriStar, Tri-Star-Delphi II Productions and Tri-Star-
     Delphi III Productions (Sections 11 and 13) with respect to
     "Songwriter".

-    Production Services Agreement dated as of January 13, 1984 among TriStar, Tri-Star-
            Delphi II Productions and Tri-Star-Delphi III
Productions (Sections 11 and 13) with                  respect to
"Lovelines"

-    Production Services Agreement dated January 13, 1984 among
     TriStar, Tri-Star-Delphi II Productions and Tri-Star-Delphi
     III Productions (Sections 11 and 13) with respect to "The
     Natural".

-    Production Services Agreement dated October 29, 1984 among
     TriStar, Tri-Star-Delphi II Productions and Tri-Star-Delphi
     III Productions (Sections 11 and 13) with respect to "Real
     Genius".

- Production Services Agreement dated as of January 13, 1984 among TriStar, Tri-Star-Delphi II Productions and Tri-Star-
     Delphi III Productions (Sections 11 and 13) with respect to
     "Blame it on the Night".

- Product Origination Agreement dated as of January 13, 1984 between Tri-Star-Delphi III Productions and TriStar (Section
     8).

-    Letter Agreement dated May 31, 1985 among Delphi Film
Associates III, Tri-Star      Pictures and TriStar (the fourth
and fifth paragraphs).

-    Letter Agreement dated February 23, 1988 between Tri-Star
Delphi III Productions and
     Columbia Pictures Entertainment, Inc.

- Production Services Agreement dated as of February 22, 1984 between TriStar and
     Tri-Star-Delphi III Productions (Section 10 and 12) with respect to "Port Alamo"
     (a/k/a "Alamo Bay").

-    Production Services Agreement dated as of December 3, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12 ) with respect to "Inside Adam Swit"
      (a/k/a "My Man Adam").

-    Production Services Agreement dated as of  March 9, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12) with respect to "Slayride" (a/k/a
     "Santa Claus: The Movie ").

-    Production Services Agreement dated as of May 11, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12 ) with respect to "Runaway".

- Production Services Agreement dated as of September 28, 1984 between TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12) with respect to "Private Resort".

- Production Services Agreement dated as of January 13, 1984 among TriStar, Tri-Star-
     Delphi III Productions (Sections 11 and 13) with respect to "The Muppets Take Manhattan".

-    Production Services Agreement dated as of March 30, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12) with respect to `The Last Dragon"
     (a/k/a "Berry Gordy's The Last Dragon").

-    Production Services Agreement dated as of September 7, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12 ) with respect to "Fair is Fair", (a/k/a
     "Legend of Billie Jean").


-    Producion Services Agreement dated as of January 30, 1984 among
TriStar,
     Tri-Star-Delphi II Productions and Tri-Star-Delphi III Productions (Sections 11
     and 13) with respect to "Little Treasure".

-    Production Services Agreement dated as of April 27, 1984 between
TriStar and
     Tri-Star-Delphi III Productions (Sections 10 and 12) with respect to "Birdy".

- Supplemental Agreement dated as of April 5, 1984 between TriStar and Tri-Star-
     Delphi III Productions (Section 4) with respect to "Where the Boys
Are".

- Supplemental Agreement dated as of June 25, 1986 between TriStar and Tri-Star-
     Delphi III Productions (Section 4) with respect to "Labyrinth".

- Supplemental Agreement dated as of June 20, 1985 between TriStar and Tri-Star-
     Delphi III Productions (Section 4) with respect to
"Lifeforce".

-    Supplemental Agreement dated as of January 16, 1986 between
TriStar and Tri-Star-
     Delphi III Productions (Section 4) with respect to "Iron
Eagle".

-    Supplemental Agreement dated as of May 15, 1985 between
TriStar and Tri-Star-
     Delphi III Productions (Section 4) with respect to "Rambo:
First Blood II".

-    Supplemental Agreement dated as of March 13, 1984 among
TriStar, Tri-Star-
     Delphi II Productions and Tri-Star-Delphi III Productions
(Section  4)  with respect to
     "The Evil that Men Do".


                                                        EXHIBIT A


              ASSIGNMENT OF JOINT VENTURE INTEREST

     KNOW THAT Delphi Film Associates III ("Assignor"), for good and valuable consideration received from TriStar Pictures, Inc. ("Assignee"), hereby assigns to Assignee all of its right, title and interest in Tri-Star-Delphi III Productions (a New York joint venture) (the "Joint Venture") from and after the date hereof (the "Interest").

     TO HAVE AND TO HOLD the same unto Assignee and to the successors and assigns of Assignee forever.

     By accepting this Assignment, Assignee hereby assumes all obligations associated with the Interest, whether arising prior to, on, or after the date hereof (other than obligations incurred by Assignor on behalf of the Joint Venture outside of the scope of Assignor's authority).

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the __ day of December, 1996.

                              DELPHI FILM ASSOCIATES III

                              By:  The Delphi Group,
                                   General Partner
                              By:  ML Film Entertainment Inc.,
                                   Managing Partner


                              By:

                                   Name:
                                   Title:


Accepted as of the date
first above written

TRISTAR PICTURES, INC.



By:
     Name:
     Title:
                                                        EXHIBIT B

                          BILL OF SALE


     For and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid simultaneously herewith by TRISTAR PICTURES, INC., a Delaware corporation ("TriStar"), to TRI-STAR-DELPHI III PRODUCTIONS (the "Seller"), a joint venture organized under New York law between TriStar and Delphi Film Associates III ("Delphi"), receipt of which the Seller hereby acknowledges, the Seller hereby sells, assigns, transfers, delivers and sets over to TriStar all of the Seller's right, title and interest in and to the feature-length theatrical motion pictures set forth on Schedule 1 attached hereto (the "Films"), including, without limitation: (i) all common law and statutory copyrights the Seller owns therein (and all renewals and extensions thereof) throughout the world, (ii) all preprint materials and copies thereof, (iii) such rights in the music and literary property rights relating to the Films and/or on which Films are based, including without limitation, rights in the screenplay and the underlying literary rights on which the screenplay was based, as may have been necessary to permit the exploitation of the Films in all media for which the Seller has rights, to the full extent of those rights, (iv) the right to cause the Films to be exhibited, distributed, marketed and exploited in all media in all territories in which the Seller has rights, to the full extent of those rights and (v) all positive and negative film of the Films, wherever located.

     Without limiting the generality of the foregoing, the rights sold, assigned, transferred and delivered to TriStar include the following rights in and to the Films to the extent the Seller owns or controls such rights:

          (a) To secure copyright registration in the Films in TriStar's own name anywhere in the world to the extent of the interest herein conveyed, and to secure any renewals and extensions thereof wherever and whenever permitted;

          (b) To produce, issue and make negatives and positive prints of the Films and trailers thereof;

          (c) To use the titles of the Films and the right to change such titles;

          (d) To distribute, exhibit, transmit, project, perform, reissue, subdistribute, sublicense, lease, rent, exploit, turn to account, dispose of and generally deal in and with the Films, and trailers thereof, and excerpts and clips therefrom, in any and all languages (including dubbed, titled and narrated versions) in all sizes and gauges of film and other materials and for any and all purposes and uses, including, without limitation, theatrical purposes of any and all kinds, non-theatrical purposes of all kinds, and television in all forms, by every means, method, process, medium or device now or hereafter known, invented, contemplated or devised, subject, however, to the limitations imposed by any applicable contracts for the use of literary, dramatic or musical material;

          (e) To publish, or cause or permit to be published, in any languages and forms, synopses, summaries, resumes and stories of and excerpts from the Films and any literary, dramatic or musical material included in the Films or upon which the Films are based, in newspapers, magazines, trade periodicals, heralds, programs, booklets, posters, lobby displays, press books and any other periodicals and in all other media of advertising and publicity whatsoever, subject, however, to the limitations imposed by any applicable contracts and guild agreements for the use of literary, dramatic or musical material;

          (f) To broadcast or transmit by radio, wire, television or any other means or method, or license or authorize others to so broadcast or transmit, in any language, adaptations, versions or sketches of the Films, or any parts or portions thereof, from audio or audiovisual works or with living persons, or otherwise; and in connection therewith, to use parts of, or excerpts from, or the theme of any literary, dramatic or musical material contained in the Films or upon which the Films are based, and to use in conjunction therewith any other literary, dramatic or musical material, subject, however, to the limitations imposed by any applicable contracts and guild agreements for the use of such materials;

          (g) To use the name and reproductions of the physical likeness and voice of any party rendering services in connection with the Films for the purposes of advertising or exploiting the Films, including any product, commodity or service manufactured, distributed or offered by any person, firm or corporation, subject, however, to the limitations imposed by any applicable contracts of employment and guild agreements;

          (h) To publish, market and exploit all music and lyrics composed or written for the Films and synchronized with it as released, subject, however, to the limitations imposed by any applicable contracts and guild agreements for the use of such materials;

          (i) To use, or license the use of, all or any part of the sound recordings, musical scores and individual parts made for or used in connection with the Films for the purpose of producing or reproducing phonograph, tape, wire or other recordings of any kind, whether in albums, single records, cartridges, cassettes, tapes or otherwise, and whether or not designated for sale to the public, for electrical transcription for advertising purposes or for any other purpose, subject, however, to the limitations imposed by any applicable contracts and guild agreements for the use of such material;

          (j) To use, exercise, employ, exploit and merchandise all of the characters, situations, objects, properties, wardrobe, designs, equipment and events depicted, described or portrayed in the Films, the actors appearing therein and the logos and artwork therefrom, subject, however, to the limitations imposed by any applicable contracts for the use thereof and guild agreements; and

          (k) To publish and distribute novelizations, photonovels and photocomic books of the Films and printed versions of the literary material on which the Films are based in book form and in magazines, newspapers and other periodicals, whether in installments or otherwise, subject, however, to the limitations imposed by any applicable contracts and guild agreements for the use of such material.

     This Bill of Sale is being delivered pursuant to the terms of the Purchase and Sale Agreement dated as of December 20, 1996, between TriStar and Delphi.

          IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed by its duly authorized officer as of this __ day of December, 1996.

                         TRI-STAR-DELPHI III PRODUCTIONS

                         By:  DELPHI FILM ASSOCIATES III,
                              a Joint Venturer

                              By: The Delphi Group,
                                  General Partner
                              By: ML Film Entertainment Inc.,
                                  Managing Partner


                              By:

                                  Name:
                                  Title:


                         By:  TRISTAR PICTURES, INC.,
                              a Joint Venturer


                              By:

                                  Name:
                                  Title:
                                                        EXHIBIT C


                      COPYRIGHT ASSIGNMENT


     The undersigned hereby sells, assigns and transfers to TRISTAR PICTURES, INC., a Delaware corporation, and its successors and assigns (the "Assignee"), all of its right, title and interest in and to the motion pictures set forth on Schedule 1 attached hereto (collectively, the "Films"), and all copyrights therein (including, without limitation, all copy- rights in the Films registered in the United
States Copyright Office).

     The undersigned hereby irrevocably appoints the Assignee as its attorney-in-fact, with full and irrevocable power and authority to do all acts and things, and to execute, acknowledge, deliver, file, register and record all documents, in the name and on behalf of the undersigned, as Assignee may deem necessary or proper to accomplish the purpose of this Copyright Assignment.

     Dated this __ day of December, 1996.


                         TRI-STAR-DELPHI III PRODUCTIONS

                         By:  DELPHI FILM ASSOCIATES III,
                              a Joint Venturer

                              By:  The Delphi Group,
                                      General Partner
                              By:   ML Film Entertainment
Inc.,
                                       Managing Partner


                              By:

                                   Name:
                                   Title:


                              By: TRISTAR PICTURES, INC.
                                       a Joint Venturer




By:
                                   Name:
                                   Title:
STATE OF NEW YORK   )
                    )
                    )ss.:
                    )
COUNTY OF NEW YORK  )


     On this __ day of December, 1996, before me personally came _______________ to me personally known and who, being by me duly sworn, did depose and say that he is the ___________ of ML FILM ENTERTAINMENT INC., the managing partner of the general partner of DELPHI FILM ASSOCIATES
III, a joint venturer in TRI-STAR-DELPHI III PRODUCTIONS, the joint venture described herein and which executed the foregoing instrument, and that he signed his name thereto.




                                        Notary Public

STATE OF CALIFORNIA )
                    )
                    )ss.:
                    )
COUNTY OF                )


     On this __ day of December, 1996, before me personally came _______________ to me personally known and who, being by me duly sworn, did depose and say that he is the ___________ of TRISTAR PICTURES, INC., a joint venturer in TRI-STAR-DELPHI III PRODUCTIONS, the joint venture described herein and which executed the foregoing instrument, and that he signed his name thereto.




                                        Notary Public